UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2005

Consolidated Water Co. Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	0-25248	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Trafalgar Place, West Bay Road, P.O. Box 1114 GT, Grand Cayman, Cayman Islands		none
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	345-945-4277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On April 26, 2005, Consolidated Water Co. Ltd. (the "Company") issued a press release announcing its results of operations for its fourth quarter and fiscal year ended December 31, 2004. A copy of the press release is attached as Exhibit 99.1 to this report. This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 26, 2005, the Company filed its Form 10-K (the "Form 10-K") for the period ended December 31, 2004 with the Securities and Exchange Commission. Based on the filing of the Form 10-K, the staff of Nasdaq determined that the Company is in compliance with Nasdaq Marketplace Rule 4310(c)(14) and that the matter relating to the delisting of the Company’s ordinary shares from The Nasdaq National Market is closed. The Company was further advised that the trading symbol for the Company’s ordinary shares will be changed from CWCOE to CWCO after the opening of business on April 28, 2005. A copy of a press release relating to this matter is attached as Exhibit 99.2 to this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. - Title
99.1 - Press release issued by Consolidated Water Co. Ltd. on April 26, 2005.
99.2 - Press release issued by Consolidated Water Co. Ltd. on April 27, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Water Co. Ltd.

April 27, 2005	By:	Frederick W. McTaggart

Name: Frederick W. McTaggart
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Consolidated Water Co. Ltd. on April 26, 2005.
99.2	Press release issued by Consolidated Water Co. Ltd. on April 27, 2005.